UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2013

BroadSoft, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34777	52-2130962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9737 Washingtonian Boulevard, Suite 350

Gaithersburg, Maryland 20878

(Address of principal executive offices)

(301) 977-9440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 27, 2013, BroadSoft, Inc. (the “Company”) issued a press release announcing its financial results for the three months and fiscal year ended December 31, 2012. The text of the press release is included as Exhibit 99.1 to this Current Report on Form
8-K.

As disclosed in Exhibit 99.1 to this Current Report on Form 8-K and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2013, effective as of the fourth quarter of fiscal 2012, the Company determined to disclose its revenue in three categories rather than the two categories shown historically. The Company’s revenue categories now include: license software; subscription and maintenance support; and professional services and other. Exhibit 99.2 provides a reclassification of the Company’s revenue for the fiscal years ended 2010, 2011 and 2012, as well as the most recent eight quarterly periods, to provide historical financial information and results of operations that are consistent with our new revenue reporting structure. Exhibit 99.2 was also posted to the Company’s website, under “Investor Relations,” on February 27, 2013.

This Current Report on Form 8-K does not restate the Company’s previously reported consolidated financial statements for any period, and all other information in the Form 10-Ks for the fiscal years ended December 31, 2010 and 2011 remains unchanged. This Current Report on Form 8-K, including Exhibit 99.2, should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Pursuant to the rules and regulations of the SEC, such exhibits and the information set forth therein and herein are deemed to be furnished and shall not be deemed to be filed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated February 27, 2013

99.2	Historical Revenue, GAAP Cost of Revenue and GAAP Gross Profit Reclassification (Unaudited)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSOFT, INC.

Date:	February 27, 2013	By:	/s/ James A. Tholen
			Name:	James A. Tholen
			Title:	Chief Financial Officer